UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement
PREMIER EXHIBITIONS, INC.
(Name of Registrant as Specified in its Charter)
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PREMIER EXHIBITIONS, INC.
3340 PEACHTREE ROAD, N.E.
SUITE 2250
ATLANTA, GEORGIA 30326
ACTION BY WRITTEN CONSENT
OF SHAREHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
To our Shareholders:
      This Information Statement is furnished by the Board of Directors of Premier Exhibitions, Inc., a Florida corporation (f/k/a RMS Titanic, Inc.) (the “Company”), to holders of record of the Company’s Common Stock, $.0001 par value per share, at the close of business on August 1, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s shareholders of certain action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of March 28, 2005. This Information Statement shall be considered the notice required under Chapter 607.0704 of the Florida Business Corporation Act.
      The action taken by the Company’s shareholders will not become effective until at least 20 days after the initial mailing of this Information Statement.
      THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Arnie Geller

Arnie Geller
President and Chief Executive Officer

PREMIER EXHIBITIONS, INC.
3340 PEACHTREE ROAD, N.E.
SUITE 2250
ATLANTA, GEORGIA 30326
INFORMATION STATEMENT
      Premier Exhibitions, Inc. (f/k/a RMS Titanic, Inc.) (the “Company”) is a Florida corporation with its principal executive offices located at 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326. The Company’s telephone number is (404) 842-2600. This Information Statement is being sent to the Company’s shareholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting Common Stock have taken by written consent, in lieu of a special meeting of the shareholders. The action was taken on March 28, 2005, and will be effective when the Company files a Certificate of Amendment to its Articles of Incorporation with the State of Florida.
      This Information Statement is being mailed to shareholders on or about August 11, 2005.
General Information
      The following action will be taken pursuant to the written consent of the holders of a majority of the Company’s voting Common Stock, dated March 28, 2005, in lieu of a special meeting of the shareholders:

•	To amend the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 40,000,000 shares.
      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 31, 2005.
Description of the Company’s Common Stock
      The Company’s authorized capital currently consists of 30,000,000 shares of Common Stock. At the close of business on July 13, 2005, the Company had 22,299,939 shares of Common Stock issued and outstanding and 2,340,000 shares reserved for issuance upon exercise of outstanding options and warrants.
      The Company’s Common Stock is the only class of securities outstanding. Each share of Common Stock entitles its record holder to one (1) vote. In the event of liquidation, owners of the Common Stock would be entitled to share ratably in all assets, if any, after the costs and expenses of proceedings, if any, and after all debts, obligations and liabilities of the Company have been paid and discharged. The Common Stock of the Company does not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of July 13, 2005 by:

•	each person or group known by the Company to own beneficially more than five percent (5%) of its outstanding Common Stock;

•	each of its directors and each executive officer; and

•	its directors and executive officers, as a group.
      As of July 13, 2005, a total of 22,299,939 shares of Common Stock were issued and outstanding.
      The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby and the address of such persons is 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326.

Name and Address		Amount Beneficially	Percentage
of Beneficial Owner	Class	Owned	of Class

Joseph B. Marsh (1) 605 Surfside Drive Akron, Ohio 44317	Common	3,291,768	14.8
William S. and Janice S. Gasparrini (2) 23 Oak Street Greenwich, Connecticut 06830	Common	2,288,937	10.3
Arnie Geller (3)	Common	3,037,500	13.2
Judith Geller (3)	Common	1,475,000	6.6
Nick Cretan (4)	Common	275,000	1.2
Doug Banker (5)	Common	297,000	1.3
Tom Zaller (6)	Common	250,000	1.1
All Officers and Directors as a Group (four persons) (7)	Common	3,859,500	16.4

(1)	Taken from Mr. Marsh’s latest Schedule 13D filing, filed with the Securities and Exchange Commission on October 14, 2003.

(2)	Taken from Mr. and Mrs. William S. and Janice S. Gasparrini’s Schedule 13D filing, filed with the Securities and Exchange Commission on July 7, 2005. According to such Schedule 13D filing, Mr. Gasparrini has sole voting and dispositive power with respect to 544,994 of such shares and Mr. and Mrs. Gasparrini have shared voting and dispositive power with respect to 1,743,943 of such shares.

(3)	Includes 1,475,000 shares of Common Stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller. Mr. Geller’s beneficial ownership includes options to purchase 650,000 shares of Common Stock.

(4)	Includes currently exercisable options to purchase 150,000 shares of Common Stock.

(5)	Includes currently exercisable options to purchase 150,000 shares of Common Stock.

(6)	Includes currently exercisable options to purchase 250,000 shares of Common Stock.

(7)	See notes 3, 4, 5 and 6.

AMENDMENT TO ARTICLES OF INCORPORATION
      On March 28, 2005, the holders of a majority of the outstanding shares of Common Stock of the Company approved an amendment to the Company’s Articles of Incorporation to replace Article V in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company’s Articles of Incorporation currently authorizes the issuance of up to 30,000,000 shares of Common Stock. The approval of the amendment to the Articles of Incorporation will increase the Company’s authorized shares of Common Stock to 40,000,000. The proposed Articles of Amendment to the Company’s Articles of Incorporation are attached hereto as Exhibit A. As of the record date, the Company had 22,299,939 shares of Common Stock issued and outstanding.
      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.
      The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.
      The increase in the authorized number of shares of Common Stock could have other effects on the Company’s shareholders depending upon the nature and circumstances of any issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.
      Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders.
      There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.
Interest of Certain Persons in Matters to be Acted Upon
      No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Articles of Incorporation described herein, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.
No Dissenters’ Rights
      Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Florida law in connection with the amendment to the Company’s Articles of Incorporation described in this Information Statement.

Cost of Information Statement
      All of the expenses incurred in preparing, printing and mailing this Information Statement, including the reimbursement of brokerage firms and others for their expenses in forwarding this Information Statement to the beneficial owners of the Company’s Common Stock, will be borne by the Company.
Where You Can Find More Information About the Company
      The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

/s/ Arnie Geller

Arnie Geller
President and Chief Executive Officer
Secretary

Exhibit A
FORM OF
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PREMIER EXHIBITIONS, INC.
      The undersigned, for the purpose of amending the Articles of Incorporation filed by PREMIER EXHIBITIONS, INC. (the “Corporation”) pursuant to the Florida Business Corporation Act, Florida Statutes, Section 607.1006, hereby adopts the following amendment to its Articles of Incorporation:
AMENDMENT ADOPTED
      Article V of the original filed Articles of Incorporation, as filed with the Secretary of State of the Florida Division of Corporations on July 28, 2004, is hereby amended to increase the aggregate number of shares of voting common stock of the Corporation from THIRTY MILLION (30,000,000) to FORTY MILLION (40,000,000); and shall be so amended to read as follows:
ARTICLE V
AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have the authority to issue shall be FORTY MILLION (40,000,000) shares of voting common stock with $.0001 par value per share.
EFFECTIVE DATE OF AMENDMENT
      The above amendment was adopted by the Corporation’s Board of Directors by resolution dated as of March 28, 2005.
ADOPTION OF AMENDMENT
      The above amendment was approved by a Written Consent of the shareholders of a majority of the shares of common stock of the Corporation pursuant to Section 607.0704 of the Florida Business Corporation Act.
      IN WITNESS WHEREOF, signed this                     day of                     , 2005.

Name:

Title: